Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-80319) pertaining to the Long-Term Stock Incentive Plan of Semtech Corporation;

•	Registration Statement (Form S-8 No. 333-50448) pertaining to the Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan of Semtech Corporation;

•
Registration Statement (Form S-8 No. 333-60396) pertaining to the Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan of Semtech Corporation with respect to the registration of 4,000,000 shares of the Semtech Corporation's common stock (3,048,342 of which shares were subsequently deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 filed August 11, 2008);

•	Registration Statement (Form S-8 No. 333-60396) pertaining to Semtech Corporation's Non-Qualified Stock Option Grants made to certain executive officers;

•
Registration Statement (Form S-8 No. 333-118804) pertaining to the Long-Term Stock Incentive Plan of Semtech Corporation with respect to the registration of 4,902,200 shares of the Semtech Corporation's common stock (645,195 of which shares were subsequently deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 filed August 11, 2008);

•	Registration Statement (Form S-8 No. 333-152939) pertaining to the 2008 Long-Term Equity Incentive Plan of Semtech Corporation;

•
Registration Statement (Form S-8 No. 333-163780) pertaining to the 2009 Long-Term Equity Inducement Plan of Semtech Corporation, the 2000 SMI Assumed Plan of Semtech Corporation, and the 2007 SMI Assumed Plan of Semtech Corporation; and

•	Registration Statement (Form S-8 No. 333-192703) pertaining to the 2013 Long-Term Equity Incentive Plan of Semtech Corporation.

of our report dated March 31, 2016, with respect to the consolidated financial statements and financial statement schedule of Semtech Corporation included in this Annual Report (Form 10-K) of Semtech Corporation for the year ended January 29, 2017.

/s/ Ernst & Young LLP

Los Angeles, California
March 23, 2017